Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-277614, 333-270264, 333-263354, 333-254444, 333-237348, 333-230997) on Form S-8 and registration statement (No.333-252035) on Form S-3 of our report dated February 28, 2025, with respect to the consolidated financial statements of Zoom Communications, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

San Francisco, California
February 28, 2025